DRAFT FOR DISCUSSION PURPOSES ONLY

September 21, 2017

Each of the Borrowers listed
on Appendix I hereto
One Post Office Square
Boston, MA 02109
Attention:	Jonathan S. Horwitz,
Executive Vice President, Principal Executive Officer
Treasurer and Compliance Liaison

RE: Third Amendment to Putnam Funds Amended and Restated Uncommitted Line of Credit

Ladies and Gentlemen:

Pursuant to an amended and restated letter agreement dated as of September 24, 2015 (as amended from time to time, the “Loan Agreement”) among State Street Bank and Trust Company (the “Bank”) and each of the management investment companies registered under the Investment Company Act listed on Appendix I attached thereto (each, a “Borrower”), the Bank has made available to each of the Borrowers, for itself or on behalf of designated fund series thereof, a $235,500,000 uncommitted, unsecured line of credit (the “Uncommitted Line”). The obligations of the Borrowers arising under the Uncommitted Line are evidenced by an amended and restated promissory note in the original principal amount of $235,500,000, dated September 24, 2015, executed by each of the Borrowers, for itself or on behalf of such designated fund series thereof, in favor of the Bank (as amended, the “Note”). Any capitalized term not otherwise defined herein shall have the same meaning as set forth in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to make certain changes to the Loan Documents in connection therewith as set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

I. Amendments to Loan Documents

Subject to the terms and conditions hereof, the Loan Documents are hereby amended as follows:

1. Section I(1) of the Loan Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following therefor: “The Uncommitted Line shall expire on September 20, 2018 (the “Expiration Date”), unless extended by mutual agreement of the Bank and the Borrowers or, with respect to any Fund, terminated by a Borrower on behalf of such Fund as provided herein.”

September 21, 2017

2. Putnam PanAgora Managed Futures Strategy, Putnam PanAgora Market Neutral Fund and Putnam PanAgora Risk Parity Fund, each a newly established portfolio series of Putnam Investment Funds (the “New Fund”), is each hereby added as a Fund for all purposes under the terms of the Loan Agreement and Note, and each of the Loan Agreement and Note is hereby deemed amended to reflect the foregoing. Putnam Investment Funds, for and on behalf of each of Putnam PanAgora Managed Futures Strategy, Putnam PanAgora Market Neutral Fund and Putnam PanAgora Risk Parity Fund, hereby agree to be bound by all of the terms and conditions of the Loan Documents as a Fund thereunder for all purposes as if it had been an original Fund party thereto.

3. The Borrowers have informed the Bank of certain Fund terminations reflected in Appendix I attached hereto.

4. The Borrowers have further informed the Bank that Putnam High Yield Advantage Fund, a portfolio series of Putnam Funds Trust, has changed its name to Putnam High Yield Fund effective May 8, 2017. In furtherance of the foregoing, all references in the Loan Agreement, the Note and the other Loan Documents to Putnam High Yield Advantage Fund are hereby deleted in their entirety and replaced with references to Putnam High Yield Fund.

5. Section 16 of the Loan Agreement is hereby amended by amending and restating in its entirety the definition of “Adjusted Net Assets” to read as follows:

“Adjusted Net Assets” shall mean, as applied to any Fund at any time, (a) the value of the Total Assets of such Fund at such time, less (b) the sum of, without duplication, (1) Total Liabilities (excluding Indebtedness for borrowed money) of such Fund at such time, (2) the value of such Fund’s investments in any direct or indirect Subsidiaries (and including in any event, without duplication, the value of any such direct or indirect Subsidiaries), and (3) the value of any assets of such Fund constituting physical commodities. For purposes of calculating Adjusted Net Assets for any Fund, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged, hypothecated or otherwise segregated to secure such liability, provided, however, this clause (ii) shall not include any assets solely on account of such assets being subject to a first-priority lien granted in favor of State Street Bank and Trust Company as Custodian in the ordinary course of business.

6. Section 16 of the Loan Agreement is hereby further amended by inserting the following new defined term in its appropriate alphabetical order:

“Limited Borrower” means each of the following Borrowers:

• Putnam Investment Funds, acting on behalf of
   Putnam PanAgora Managed Futures Strategy
• Putnam Investment Funds, acting on behalf of

September 21, 2017

  Putnam PanAgora Risk Parity Fund
• Putnam Investment Funds, acting on behalf of
   Putnam PanAgora Market Neutral Fund

7. The defined term “Applicable Percentage” contained in Section 16 of the Loan Agreement is hereby amended by replacing “and (b)” with “(b) with respect to each Limited Borrower, 10% and (c)”.

8. The defined term “Restricted Borrower” contained in Section 16 of the Loan Agreement is hereby amended by inserting the phrase “, other than a Limited Borrower,” immediately following the phrase “any Borrower”.

9. The Appendix I attached to the Loan Agreement and the Note and the Appendix I (or other applicable schedule, appendix or exhibit designation), as applicable, attached to each other certificate, agreement or form executed and/or delivered in connection with the Loan Agreement which includes such an Appendix I (or other applicable schedule, appendix or exhibit designation) listing the Borrowers and Funds, is hereby deleted and the Appendix I attached hereto is substituted in each instance therefor, such revised Appendix I reflecting the changes described in paragraphs 2-4 above.

II. Closing Fee

As a condition precedent to the effectiveness of this letter agreement, the Borrowers shall pay to the Bank a non-refundable fee of $94,200 for closing the renewal of the Uncommitted Line, which fee shall be non-refundable and deemed fully earned by the Bank upon the date of this letter agreement.

III. Miscellaneous

1. Other than as expressly amended hereby, all terms and conditions of the Loan Agreement, Note and all related Loan Documents shall remain unchanged and are hereby ratified and affirmed as of the date hereof.

2. Each of the Borrowers, for itself and on behalf of its respective Funds (including the New Funds), represents and warrants to the Bank as follows: (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of the representations and warranties contained in the Loan Agreement is true and correct in all respects with respect to such Borrower, for itself and its respective Funds, on and as of the date of this letter amendment except to the extent such representation and warranty is made as of an earlier date; (c) the execution, delivery and performance of this letter amendment and the Loan Documents, as amended hereby (collectively, the “Amended Loan Documents”): (i) are, and will be, within such Borrower's power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consent or approval from any governmental authority or any other party other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the declaration of trust, by-laws or other organizational documents or Prospectus of such Borrower or any law, rule or regulation applicable to such Borrower, and (v) do not constitute a default under any other agreement, order

September 21, 2017

or undertaking binding on such Borrower; and (d) each of the Amended Loan Documents constitutes the legal, valid, binding and enforceable obligation of such Borrower, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles.

3. Upon receipt of a fully executed copy of this letter amendment and such other documents or instruments as the Bank may reasonably request, this letter amendment shall be deemed to be an instrument under seal and an amendment to the Loan Agreement to be governed by the laws of The Commonwealth of Massachusetts.

4. A copy of the Agreement and Declaration of Trust of each Borrower, as amended or restated from time to time, is on file with the Secretary of The Commonwealth of Massachusetts. Notice is hereby given, and it is expressly agreed, that the obligations of any such Borrower under this letter amendment, the Loan Agreement as amended by this letter amendment, and the other Loan Documents as amended by this letter amendment, shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of such Borrower personally, but bind only the trust property of such Borrower. Furthermore, notice is given that the assets and liabilities of each Fund are separate and distinct and that the obligations of or arising out of the Loan Agreement as amended by this letter amendment and the other Loan Documents as amended by this letter amendment with respect to each Fund are several and not joint. In the case of each Borrower, the execution and delivery of this letter amendment on its behalf has been authorized by its trustees, and this letter amendment has been executed and delivered by an authorized officer, in each case acting in such capacity and not individually, and neither such authorization by the trustees nor such execution and delivery shall be deemed to have been made by any of them individually, but shall bind only the trust property of such Borrower.

[Remainder of Page Intentionally Left Blank]

This letter amendment may be executed in counterparts each of which shall be deemed to be an original document.

Very truly yours,

STATE STREET BANK AND
TRUST COMPANY, as Bank

By:
Janet B. Nolin
Vice President

Acknowledged and Accepted:

PUTNAM AMERICAN GOVERNMENT INCOME FUND

PUTNAM ASSET ALLOCATION FUNDS, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND
PUTNAM CONVERTIBLE SECURITIES FUND
PUTNAM DIVERSIFIED INCOME TRUST
PUTNAM EQUITY INCOME FUND
PUTNAM EUROPE EQUITY FUND

PUTNAM FUNDS TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM GLOBAL EQUITY FUND
PUTNAM GLOBAL HEALTH CARE FUND
PUTNAM GLOBAL INCOME TRUST
PUTNAM GLOBAL NATURAL RESOURCES FUND
PUTNAM GLOBAL UTILITIES FUND
PUTNAM HIGH YIELD TRUST
PUTNAM INCOME FUND
PUTNAM INTERNATIONAL EQUITY FUND

PUTNAM INVESTMENT FUNDS, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM INVESTORS FUND
PUTNAM MASSACHUSETTS TAX EXEMPT INCOME FUND
PUTNAM MINNESOTA TAX EXEMPT INCOME FUND
PUTNAM MONEY MARKET FUND
PUTNAM MORTGAGE RECOVERY FUND

PUTNAM MULTI-CAP GROWTH FUND
PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND
PUTNAM NEW YORK TAX EXEMPT INCOME FUND
PUTNAM OHIO TAX EXEMPT INCOME FUND
PUTNAM PANAGORA MANAGED FUTURES STRATEGY
PUTNAM PANAAGORA MARKET NEUTRAL FUND
PUTNAM PANAGORA RISK PARITY FUND
PUTNAM PENNSYLVANIA TAX EXEMPT INCOME FUND
PUTNAM TAX EXEMPT INCOME FUND

PUTNAM TAX-FREE INCOME TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

PUTNAM US GOVERNMENT INCOME TRUST

PUTNAM VARIABLE TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

GEORGE PUTNAM BALANCED FUND

By:
Jonathan Horwitz
Executive Vice President, of each of the foregoing

Acknowledged:

STATE STREET BANK AND TRUST COMPANY,
as Custodian

By:
Name:
Title:

APPENDIX I

List of Borrowers and Funds

PUTNAM AMERICAN GOVERNMENT INCOME FUND on behalf of:
Putnam American Government Income Fund

PUTNAM ASSET ALLOCATION FUNDS on behalf of:
Putnam Dynamic Asset Allocation Balanced Fund
Putnam Dynamic Asset Allocation Conservative Fund
Putnam Dynamic Asset Allocation Growth Fund

PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND on behalf of:
Putnam California Tax Exempt Income Fund

PUTNAM CONVERTIBLE SECURITIES FUND on behalf of:
Putnam Convertible Securities Fund

PUTNAM DIVERSIFIED INCOME TRUST on behalf of:
Putnam Diversified Income Trust

PUTNAM EQUITY INCOME FUND on behalf of:
Putnam Equity Income Fund

PUTNAM EUROPE EQUITY FUND on behalf of:
Putnam Europe Equity Fund

PUTNAM FUNDS TRUST on behalf of:
Putnam Absolute Return 100 Fund
Putnam Absolute Return 300 Fund
Putnam Absolute Return 500 Fund
Putnam Absolute Return 700 Fund
Putnam Dynamic Asset Allocation Equity Fund
Putnam Capital Spectrum Fund
Putnam Dynamic Risk Allocation Fund
Putnam Emerging Markets Equity Fund
Putnam Emerging Markets Income Fund
Putnam Equity Spectrum Fund
Putnam Floating Rate Income Fund
Putnam Global Consumer Fund
Putnam Global Financials Fund
Putnam Global Industrials Fund
Putnam Global Technology Fund
Putnam Global Telecommunications Fund
Putnam Intermediate-Term Municipal Income Fund
Putnam International Value Fund
Putnam Low Volatility Equity Fund

Putnam Mortgage Opportunities Fund
Putnam Multi-Cap Core Fund
Putnam Short Duration Income Fund
Putnam Short-Term Municipal Income Fund
Putnam Small Cap Growth Fund

PUTNAM GLOBAL EQUITY FUND
PUTNAM GLOBAL HEALTH CARE FUND
PUTNAM GLOBAL INCOME TRUST
PUTNAM GLOBAL NATURAL RESOURCES FUND
PUTNAM GLOBAL UTILITIES FUND
PUTNAM HIGH YIELD FUND (FORMERLY PUTNAM HIGH YIELD ADVANTAGE
   FUND)
PUTNAM INCOME FUND
PUTNAM INTERNATIONAL EQUITY FUND

PUTNAM INVESTMENT FUNDS on behalf of:
Putnam Capital Opportunities Fund
Putnam Government Money Market Fund
Putnam Growth Opportunities Fund
Putnam International Capital Opportunities Fund
Putnam International Growth Fund
Putnam Multi-Cap Value Fund
Putnam PanAgora Managed Futures Strategy
Putnam PanAgora Market Neutral Fund
Putnam PanAgora Risk Parity Fund

Putnam Research Fund
Putnam Small Cap Value Fund

PUTNAM INVESTORS FUND on behalf of:
Putnam Investors Fund

PUTNAM MASSACHUSETTS TAX EXEMPT INCOME FUND on behalf of:
Putnam Massachusetts Tax Exempt Income Fund

PUTNAM MINNESOTA TAX EXEMPT INCOME FUND on behalf of:
Putnam Minnesota Tax Exempt Income Fund

PUTNAM MONEY MARKET FUND on behalf of:
Putnam Money Market Fund

PUTNAM MULTI-CAP GROWTH FUND on behalf of:
Putnam Multi-Cap Growth Fund

PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND on behalf of:
Putnam New Jersey Tax Exempt Income Fund

PUTNAM NEW YORK TAX EXEMPT INCOME FUND on behalf of:
Putnam New York Tax Exempt Income Fund

PUTNAM OHIO TAX EXEMPT INCOME FUND on behalf of:
Putnam Ohio Tax Exempt Income Fund

PUTNAM PENNSYLVANIA TAX EXEMPT INCOME FUND on behalf of:
Putnam Pennsylvania Tax Exempt Income Fund

PUTNAM TAX EXEMPT INCOME FUND on behalf of:
Putnam Tax Exempt Income Fund

PUTNAM TAX-FREE INCOME TRUST on behalf of:
Putnam AMT-Free Municipal Fund
Putnam Tax-Free High Yield Fund

PUTNAM U.S. GOVERNMENT INCOME TRUST on behalf of:
Putnam U.S. Government Income Trust

PUTNAM VARIABLE TRUST on behalf of:
Putnam VT Absolute Return 500 Fund
Putnam VT American Government Income Fund
Putnam VT Capital Opportunities Fund
Putnam VT Diversified Income Fund
Putnam VT Equity Income Fund
Putnam VT Global Asset Allocation Fund
Putnam VT Global Equity Fund
Putnam VT Global Health Care Fund
Putnam VT Global Utilities Fund
Putnam VT Growth Opportunities Fund
Putnam VT High Yield Fund
Putnam VT Income Fund
Putnam VT International Equity Fund
Putnam VT International Growth Fund
Putnam VT International Value Fund
Putnam VT Investors Fund
Putnam VT Government Money Market Fund
Putnam VT Multi-Cap Growth Fund
Putnam VT Multi-Cap Value Fund
Putnam VT Research Fund
Putnam VT Small Cap Value Fund
Putnam VT George Putnam Balanced Fund

GEORGE PUTNAM BALANCED FUND on behalf of:

George Putnam Balanced Fund

EXHIBIT B

ADVANCE/PAYDOWN
REQUEST FORM
(UNCOMMITTED LINE)

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY

ATTN:	LOAN OPERATIONS CUSTOMER SERVICE UNIT
telephone 617-662-8574 or 617-662-8588; fax 617-988-6677
email ais-loanops-csu@statestreet.com

FROM:	[BORROWER][ on behalf of [FUND]]

(Fund # ___________) (DDA # ____________)

In connection with the letter agreement dated September 24, 2015 and related documents currently in effect with State Street Bank and Trust Company (as amended, collectively, the “Agreement”), please increase/reduce (circle one) the outstanding balance on behalf of the above-indicated Fund by $__________. Any requested Loan should be recorded on the books of the Fund with the Bank and interest payable to the Bank should be recorded at the agreed upon rate.

1. This request is (check one): ___ Loan Advance ____ Paydown ____ Overnight Rollover ___

2. The proceeds of any requested Loan shall be used only to the extent consistent with and not prohibited by the Prospectus, the terms of the Agreement and applicable laws and regulations, including, without limitation, Federal Reserve Regulation U, and no Default of Event of Default has occurred under the Agreement.

4. All of the representations and warranties of the undersigned Borrower and Fund set forth in Section II(2) of the Agreement are true and correct on and as of the date hereof.

5. Each of the Borrower and the Fund is in compliance with all the terms and conditions in the Agreement (including the Maximum Amount and other borrowing limitations thereunder) and will remain in compliance therewith after giving effect to the making of any requested Loan.

6. The following amounts and statements are true in connection with any requested Loan:

(a) Adjusted Net Assets of the Fund:
(i) Total Assets of the Fund	$_____________
(ii) Total Liabilities (excluding Indebtedness
for borrowed money) of the Fund[1]	$_____________
(iii) the value of such Fund’s investments in any direct
or indirect Subsidiaries (and including in any event,
without duplication, the value of any such direct or

1 For purposes of calculating Adjusted Net Assets for any Fund, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged, hypothecated or otherwise segregated to secure such liability.

indirect Subsidiaries)	$_____________
(iv) asset value of such Fund constituting physical commodities	$_____________
(v) item (a)(i) less item (a)(ii), (iii), and (iv)	$_____________
(b) Applicable Percentage[2] of item (a)(v)	$_____________

(c) (i) Beginning Loan Balance:	$_____________
(ii) Paydown Amount (if any):	$_____________
(iii) Requested Loan (if any)	$_____________
(iv) Requested Loans Balance
((i) minus (ii) or (i) plus (iii)):	$_____________

(d) The aggregate outstanding principal amount of
Indebtedness for borrowed money of the Fund other
than the Loans as of the date hereof (including any
loans under the separate Syndicated Facility and including
any Interfund Loans)	$_____________

(e) Total Indebtedness for borrowed money ((c)(iv) plus (d)):	$_____________

7. The amount set forth in 6(e) above does not exceed the lesser of (a) the amount set forth in 6(b) above, or (b) the maximum amount which the relevant Fund is permitted to borrow (after taking into account all outstanding Indebtedness) pursuant to its Prospectus, the Investment Company Act or any registration made thereunder, any vote of the shareholders of the applicable Borrower or such Fund, any agreement of such Borrower or Fund with any foreign, federal, state or local securities division to which such Borrower or Fund is subject, any other applicable agreement or document to which such Borrower or Fund, is a party or any law, rule or regulation applicable to such Borrower or Fund.

8. The amount set forth in 6(c)(iv) above does not exceed the Per Fund Limit Amount (defined as the lesser of (a) the Uncommitted Line Amount, and (b) the difference of (i) $200,000,000 minus (ii) the aggregate principal amount of all loans, if any, outstanding to the Fund under the Syndicated Facility). The aggregate principal amount of all Loans outstanding to all Borrowers on behalf of all Funds under the Agreement (after giving effect to the amount of any requested Loan) does not exceed the Uncommitted Line Amount.

9. The Fund for which any Loan is being requested hereby does not currently have outstanding any Interfund Loans made to such Fund as borrower which are secured by any collateral except to the extent permitted by Section II(1)(g) of the Agreement and does not currently have any outstanding Interfund Loans made by it as the lender.

10. The undersigned is a duly authorized officer of the Borrower identified above with authority to execute and deliver this document to the Bank and request the Loan described herein on behalf of the Fund identified above.

[BORROWER][, on behalf of [FUND]]

By:
Name:
Title
Date:

2 If the Borrower, acting on behalf of the Fund, is a (i) Limited Borrower, the Applicable Percentage is 10% or (ii) Restricted Borrower, the Applicable Percentage is 25%; in all other cases the Applicable Percentage is 33-1/3%.